Exhibit 99.1

Tenet Names Britt T. Reynolds President of Hospital Operations

Stephen L. Newman, M.D., to serve as Vice Chairman

DALLAS – December 16, 2011 – Tenet Healthcare Corporation (NYSE: THC) today announced that Britt T. Reynolds, 46, has been named president of hospital operations effective mid-January 2012.

In this new role reporting to Tenet’s CEO, Reynolds will be responsible for Tenet’s operations consisting of 50 hospitals and 90 outpatient facilities primarily serving urban and suburban communities in 13 states.

“We are excited to have Britt Reynolds join our organization. He is a rising star in our industry, and his strong track record of performance in hospital operations makes him an outstanding addition to our team,” said Trevor Fetter, president and CEO of Tenet Healthcare. “His proven record of success and passion for providing quality healthcare services will advance our efforts to increase and enhance Tenet’s operational performance.”

Reynolds brings extensive operational and financial healthcare experience to Tenet. He joins the company from Health Management Associates, Inc. (HMA), where he served as senior vice president and division president overseeing HMA’s largest division, encompassing 20 hospitals and related facilities in seven states. During his tenure at HMA, he led the integration of several acquisitions, including the company’s largest and most recent for a seven hospital system, as well as numerous outpatient center transactions. He also strengthened HMA’s approach in building physician relationships and was instrumental in implementing core company-wide operational, logistical and cultural initiatives.

Prior to joining HMA, Reynolds served as a multi-facility divisional vice president for seven years primarily in the northeast, mid-west and southeast. For more than 22 years he has held executive leadership roles in the proprietary and investor-owned sector and has worked with major healthcare organizations including Community Health Systems, HCA, Humana and not-for-profit systems.

Reynolds is a Fellow of the American College of Healthcare Executives (FACHE). He is a cum laude graduate from the University of Louisville where he earned a BA in Psychology. He also earned a Masters in Business Administration from Baker University in Baldwin City, Kansas.

Stephen L. Newman, M.D., will serve as Vice Chairman until his previously announced retirement in June, 2012 and continues to report to Tenet’s CEO. Dr. Newman will continue to oversee the company’s implementation of advanced clinical information systems. Additionally, he will continue to assist Tenet’s clinical quality and physician relationship development efforts.

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647 Rick.Black@tenethealth.com	Investors: Thomas Rice (469) 893-2522 Thomas.Rice@tenethealth.com

# # #

Some of the statements in this release may constitute forward-looking statements. Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2010, our quarterly reports on Form 10-Q and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

EDITOR’S NOTE: An electronic photograph of Britt T. Reynolds is available by calling 469-893-2640.